UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2012

Orthofix International N.V.

(Exact name of Registrant as specified in its charter)

Curacao	0-19961	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Abraham de Veerstraat Curacao	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 011-59-99-465-8525

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendments to Employment Agreements with Robert S. Vaters and Michael Finegan

On August 29, 2012, Orthofix International N.V. (the “Company”), through its subsidiary Orthofix Inc., entered into amendment no. 1 to its amended and restated employment agreement with Robert S. Vaters and amendment no. 3 to its amended and restated employment agreement with Michael Finegan (collectively, the “Amendments”).  The Amendments memorialize that the grants to Messrs. Vaters and Finegan of stock options on June 25, 2012 and restricted stock on July 31, 2012, respectively, are not subject to the accelerated vesting and extended exercise period provisions that otherwise apply to their outstanding Company equity awards in the case of certain termination events, including a termination by the Company without cause.

This summary is qualified in its entirety by reference to the Amendments, which are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits

10.1        Amendment No. 1 to Amended and Restated Employment Agreement, dated as of August 29, 2012, by and between Orthofix Inc. and Robert S. Vaters.

10.2        Amendment No. 3 to Amended and Restated Employment Agreement, dated as of August 29, 2012, by and between Orthofix Inc. and Michael Finegan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orthofix International N.V.

By:	/s/ Brian McCollum
Brian McCollum Chief Financial Officer and Senior Vice President of Finance

Date: August 31, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1 to Amended and Restated Employment Agreement, dated as of August 29, 2012, by and between Orthofix Inc. and Robert S. Vaters.

10.2	Amendment No. 3 to Amended and Restated Employment Agreement, dated as of August 29, 2012, by and between Orthofix Inc. and Michael Finegan.